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                                                                     Exhibit 3.2


                                     BY-LAWS

                                       OF

                           BAY BANKS OF VIRGINIA, INC.



Revised February, 2002

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                                    Article I
                                      Stock

         Section 1. Certificates. Certificates evidencing stock shall be issued to each stockholder in such form as may be approved by the Board of Directors. Certificates shall be signed by the Chairman or President and by the Secretary or Assistant Secretary. No certificates shall be issued until the same shall have been paid for in full.

         Section 2. Transfers of Stock. All transfers of stock shall be made upon its books by surrender of certificates for the shares transferred, accompanied by an assignment in writing executed by the holder. The assignment may be accomplished either by the holder in person or by duly authorized attorney in fact.

         Section 3. Lost Certificates. In case of loss, mutilation or destruction of a certificate of stock, a duplicate certificate may be issued upon such terms not in conflict with the law as the Board of Directors may prescribe.

                                   Article II
                                  Stockholders

         Section 1. Annual Meeting. The annual meeting of stockholders will be held at l:00 p.m. on the third Monday of May of each year, or such other date as the Board of Directors may designate, at such place as may be provided in the notice of the meeting.

         Section 2. Special Meetings. Special meetings may be called by the Chairman of the Board, the President, or a majority of the Board of Directors.

         Section 3. Notice of Meetings. Except as otherwise required by law, notice of meetings, whether regular or special, shall be prepared and mailed by the Secretary or an Assistant Secretary to each stockholder at his address of record, not less than ten (10) days before any meeting; and in the case of a special meeting, such notice shall state the purpose of the meeting.

         Section 4. Quorum and General Voting at Stockholders Meetings. A quorum at any meeting of stockholders shall consist of sixty percent (60%) of the shares entitled to vote, represented in person or by proxy. Except as provided in Section 2 of Article VI of the Articles of Incorporation, sixty percent (60%) vote of such quorum shall decide any question that may come before the meeting. Each stockholder shall be entitled to one vote in person or by proxy for each share entitled to vote standing in his name on the books of the company. The Chairman of the meeting may appoint one or more inspectors of the election to determine the qualification of votes, the validity of proxies and the results of ballots.

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         Section 5.  Stockholders Proposals. To be properly brought before a meeting of stockholders, business must be (1) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (2) otherwise properly brought before the meeting by or at the direction of the Board of Directors or (3) otherwise properly brought before the meeting by a stockholder. In addition to any other applicable requirements, for business to be properly brought before an Annual Meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice must be given, either by personal delivery or by United States registered or certified mail, postage prepaid, to the Secretary of the Corporation not later than 120 days prior to the date of the anniversary of the immediately preceding Annual Meeting. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the Annual Meeting (1) a brief description of the business desired to be brought before the Annual Meeting, including the complete text of any resolutions to be presented at the Annual Meeting with respect to such business, and the reasons for conducting such business at the meeting, (2) the name and address of record of the stockholder proposing such business, (3) the class and number of shares of the Corporation that are beneficially owned by the stockholder and (4) any material interest of the stockholder in such business. In the event that a stockholder attempts to bring business before an Annual Meeting without complying with the foregoing procedure, the Chairman of the meeting may declare to the meeting that the business was not properly brought before the meeting and, if he shall so declare, such business shall not be transacted.

                                   Article III
                                    Directors

         Section 1. General Powers. The business and affairs of the Corporation shall be managed by the Board of Directors, subject to any requirement of stockholder action.

         Section 2. Eligibility. No person shall be eligible for election as director if he or she will attain the age of seventy-two (72) years prior to the last year of his or her term. Only stockholders may be elected directors.

         Section 3. Number of Directors. The Board of Directors shall consist of six (6) members, who shall be divided into three classes with respect to terms of office, each class to contain one-third of the directors.

         Section 4. Nominations. Nominations for the election of directors shall be made by the Board of Directors or by any shareholder entitled to vote in the election of directors generally. However, any shareholder entitled to vote in the election of directors generally may nominate one or more persons for election as directors at a meeting only if written notice of such shareholder's intent to make such nomination or nominations has been given, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Corporation not later than (i) with respect to an election to be held at an Annual Meeting of stockholders, one hundred twenty (120)

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days prior to the date of the anniversary of the immediately preceding Annual
Meeting, and (ii) with respect to an election to be held at a special meeting of shareholders for the election of Directors, the close of business on the seventh day following the date on which notice of such meeting is first given to shareholders. Each notice shall set forth: (a) the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the shareholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (d) such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission, had the nominee been nominated, or intended to be nominated, by the Board of Directors; and (e) the consent of each nominee to serve as director of the Corporation if so elected. The Chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

                                   Article IV
                               Directors Meetings

         Section 1. Meetings. Regular meetings of the Board of Directors shall be held quarterly on the third Wednesday of each February, May, August and November at such time and place as the Chairman of the Board shall designate; provided, however, that the May meeting shall be held immediately following the Annual Meeting of stockholders. The May meeting shall be the annual organizational meeting of the board and at that meeting officers shall be elected and committees appointed for the ensuing year.

         Section 2. Special Meetings. Special meetings of the board may be held on the call of the Chairman of the Board, the President or any three (3) directors.

         Section 3. Notice. Notices of regular or special meetings shall be mailed by the Secretary or Assistant Secretary to each member of the board, not less than three (3) days prior to such meeting, and in the case of special meetings, stating the purpose therefore.

         Section 4. Quorum. A majority of the directors shall constitute a quorum for the transaction of business of the directors. The act of the majority of the directors present at a meeting in which a quorum is present shall be the act of the Board of Directors.




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                                    Article V
                              Directors Committees

         Section 1. Executive Committee. The Board of Directors by resolution may designate an Executive Committee, which shall include the Chairman of the Board and the President and such other members of the Board of Directors as they select. The Executive Committee shall have and may exercise all authority of the Board of Directors except to fill vacancies on the Board, to amend or repeal these By-laws and adopt new By-laws, to approve or recommend to stockholders that they approve an amendment to the Articles of Incorporation, a plan of merger or exchange, a transaction involving the sale of all or substantially all of the Corporation's assets other than in regular course of business, or a plan of dissolution. Further, the Executive Committee shall not be empowered to authorize or approve a distribution, the issuance or sale of shares, or designation of preferences for preferred stock of the Corporation. The Executive Committee shall keep its minutes and provide copies of the same at the next meeting of the Board of Directors.

         Section 2. Nominating and Governance Committee. The Chairman may appoint a Nominating and Governance Committee, who may be selected from the Board of Directors of the Corporation and the boards of directors of any subsidiary corporation. Such committee shall recommend to the Board of Directors nominees for the Board of Directors, shall review By-laws, proxy statements and proxies to be distributed to stockholders, and shall review policies and practices regarding shareholder voting. The Chairman of the Board and the President of all subsidiary banks (as defined in the Virginia Financial Institution Holding Companies Act) shall be among the nominees for the Board of Directors, and each shall be subject to removal if he or she ceases to hold such office in a subsidiary bank. If such committee is not appointed, the Board of Directors shall perform the duties of the Nominating and Governance Committee.

         Section 3. Audit Committee. The Board of Directors shall elect an Audit Committee consisting of at least three independent directors, who may be selected from the Board of Directors of the Corporation and the boards of directors of any subsidiary corporation. They shall have the responsibility for seeing that the Corporation is audited regularly. The Committee shall elect its chairman, who shall be an independent director of the Corporation. The voting members of the committee shall consist of non-employee directors. Non-employee members of the committee must be free from any relationship that, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment as a Committee member. The Chairman and President of the Corporation as well as the Bank of Lancaster's Internal Auditor may attend meetings of the Audit Committee, at the pleasure of the Committee. The Audit Committee shall make periodic reports to the Board of Directors. Such reports shall state whether adequate internal audit controls and procedures are being maintained and shall recommend to the Board of Directors such changes in the matter of audit controls and procedures as the Committee deems advisable. These responsibilities may, in part or in whole, and from time to time, be delegated to the audit committees of subsidiary corporations provided that full reports of such audit committees' deliberations are made to the Audit Committee of the Corporation and

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at least one member of the Audit Committee of the Corporation is in attendance at each meeting of the audit committee of subsidiary corporations.

         Section 4. Compensation Committee. The Chairman may appoint a Compensation Committee, which shall consist of at least three directors of the Corporation and its subsidiary corporations, together with the Chairman and President of the Corporation. The Compensation Committee shall have responsibility to recommend appropriate compensation for all officers of the Corporation and its subsidiaries. It shall have the responsibility for the administration of the Corporation's incentive and non-qualified stock option plans for employees and directors. It shall also make recommendations of contributions, if any, to the Employees' Stock Ownership Plan to the Corporation's Board of Directors. If such committee is not appointed, the Board of Directors shall perform the duties of the Compensation Committee.

         Section 5. Other Committees. Other committees, consisting of directors, officers or employees of the Corporation and subsidiary corporations may be designated by resolution of the Board of Directors from time to time. Such committees shall have the duties set forth in the resolutions creating such committees.

                                   Article VI
                                    Officers

         Section 1. Election and Removal. The Board of Directors, at its organization meeting each year, shall elect a Chairman of the Board and a President (both of whom shall be directors) and also a Secretary and Treasurer. The Board may elect an Executive Vice President, one or more Vice Presidents, an Assistant Secretary, an Auditor, and such other officers as may be necessary or desired to carry out the business of the Corporation. The term of office of each officer shall continue until the annual meeting of the Board of Directors following the next Annual Meeting of stockholders and until their respective successors are elected, but any officer may be removed at any time by the vote of the Board of Directors. If any office becomes vacant during the year, the Board of Directors at its discretion may fill the same for the unexpired term. The Board of Directors shall also fix the compensation of officers of the Corporation as well as their own compensation.

         Section 2. Chairman of the Board. The Chairman of the Board shall be an ex-officio member of all committees of the Board and shall preside at all meetings of the stockholders and the Board of Directors, and the Executive Committee, if any. During the absence or disability of the President, he shall exercise all the powers and discharge all the duties of the President.

         Section 3. President. The President shall be the Chief Executive Officer of the Corporation and shall be responsible for the general supervision of its affairs and shall have all the powers and duties as are normally delegated to the office of the Chief Executive Officer. In


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addition he shall be an ex officio member of all committees. In the absence or disability of the Chairman of the Board, the President shall perform the duties of such office.

         Section 4. Executive Vice President. The Executive Vice President, if any, shall perform such duties as may be assigned to him by the Board of Directors.

         Section 5. Secretary. The Secretary shall have charge of the seal, stock transfer books and all certificates of stock of the Corporation. The Secretary shall see that proper notice is given of all meetings of stockholders, shall record the minutes of such meetings and the minutes of the meetings of the Board of Directors and its committees, and shall act under the general supervision of the Chairman of the Board.

         Section 6. Treasurer. The Treasurer shall have charge of and be responsible for all funds, securities, and other financial assets of the Corporation. He shall be responsible for maintaining adequate and proper financial records in accordance with generally accepted accounting practices, for preparation of financial statements, for the preparation and filing of all tax returns and reports required by law or regulations, and for the performance of all duties incident to the office of Treasurer and such other duties as may from time to time be assigned to him by the Board of Directors, President and Executive Vice President, if any.

         Section 7. Auditor. The Auditor, if any, shall exercise supervision of and shall be responsible for the efficient operation of the auditing of the Corporation and its subsidiaries. He or she shall report to the Board of Directors and its Audit Committee.

         Section 8. Other Officers. Other officers may be elected by the Board of Directors, and shall have such duties as the Board by resolutions shall prescribe.

                                   Article VII
                                 Corporate Seal

         The seal of the Corporation shall be circular and shall have inscribed thereon, within and around the circumference, the following: "Bay Banks of Virginia, Inc." and in the center shall be the figures "1997".


                                  Article VIII
                                   Amendments

         These By-laws may be amended or repealed and new By-laws may be made at any regular or special meeting of the Board of Directors by a majority of the Board, provided, however, any changes in the By-laws thus effected shall be reported annually to the stockholders at the time of the mailing of the notice of the stockholders' Annual Meeting. By-laws made by the directors

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may be repealed or changed and new By-laws may be made by two-thirds of those entitled to vote at the stockholders' Annual Meeting. Any stockholder or group of stockholders who wish to have a By-law repealed or amended shall comply with all notice requirements of these Bylaws and adhere to all applicable regulations of the Securities and Exchange Commission and the Federal Reserve System.

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